EXHIBIT 10.19

HealthStream, Inc.

Board of Directors

Compensation Committee

2018 Provider Solutions Cash Incentive Bonus Plan

For Business Segment Management

Overview:

Pursuant to the HealthStream, Inc. 2016 Omnibus Incentive Plan, the Compensation Committee (the “Committee”) of the Board of Directors of HealthStream, Inc. (the “Company”) hereby establishes this 2018 Provider Solutions Cash Incentive Bonus Plan for the Company-Level Leadership Team and Directors (the “Plan”).  The Plan is a cash-based, short-term incentive portion of the Company’s Provider Solutions segment (the “Business Unit”) incentive compensation structure for Company-level Vice Presidents, Associate Vice Presidents, and Directors who are assigned to the Business Unit (“Management”) of the Business Unit.  The purpose of the Plan is to specify appropriate opportunities to earn a cash bonus with respect to the (i) Business Unit’s 2018 fiscal year performance and/or (ii) the Company’s overall 2018 fiscal year performance, each in order to reward Management for the Business Unit’s and/or the Company’s financial performance during fiscal year 2018 and to further align his interest with those of the shareholders of the Company.

Definitions:

•	Provider Solutions Actual Operating Income before bonuses – The Business Unit’s Operating Income achieved in fiscal 2018, excluding bonuses.
•	Enterprise Actual Operating Income before bonuses – The Company’s Operating Income achieved in fiscal 2018, excluding bonuses.
•	Annual Bonus – The annual bonus paid to Management after the Committee determines the applicable financial measure has been achieved.
•	Provider Solutions Incremental Operating Income – Provider Solutions Actual Operating Income before bonuses less Provider Solutions Target Operating Income.
•	Enterprise Incremental Operating Income – Enterprise Actual Operating Income before bonuses less Enterprise Target Operating Income.
•

Provider Solutions Operating Income – The Business Unit’s Operating Income for the 2018 fiscal year calculated in accordance with generally accepted accounting principles under ASC 606 and consistent with the Company’s past practice and presented in the Company’s audited financial statements, provided the following expenses are excluded from the calculation of Provider Solutions Operating Income: for acquisitions and divestitures within or directly impacting the Business Unit, acquisition and divestiture expenses for transactions within the calendar year and operating income (loss) from acquisitions and divestitures consummated during the calendar year (the “Excluded Expenses”).  The Committee has the negative discretion to include the Excluded Expenses in the calculation of Provider Solutions Operating Income.

•

Enterprise Operating Income - The Company’s Operating Income for the 2018 fiscal year calculated in accordance with generally accepted accounting principles under ASC 606 and consistent with the Company’s past practice and presented in the Company’s audited financial statements, provided the following expenses are excluded from the calculation of Operating Income: acquisition and divestiture expenses for transactions within the calendar year and operating income (loss) from acquisitions and divestitures consummated during the calendar year (the “Excluded Expenses”).  The Committee has the negative discretion to include the Excluded Expenses in the calculation of Enterprise Operating Income.

•

Provider Solutions Target Operating Income – Provider Solutions Operating Income for the 2018 fiscal year in an amount established by the Committee by resolution within the first 90 days of the Company’s 2018 fiscal year.

•

Enterprise Target Operating Income – Enterprise Operating Income for the 2018 fiscal year in an amount established by the Committee by resolution within the first 90 days of the Company’s 2018 fiscal year.

2018 Financial Measure and Plan Principles:

1.	The financial measures for 2018 are Provider Solutions and/or Enterprise Operating Income – Provider Solutions and/or Enterprise Operating Income will be the financial measure for 2018.
2.

The Annual Bonus is funded by Provider Solutions and/or Enterprise Incremental Operating Income – The Annual Bonus will be earned from an amount of Provider Solutions and/or Enterprise Incremental Operating Income.

The Plan

Eligibility

Two groups are eligible for participation in the Plan:

•

Leadership Team (Vice Presidents and Associate Vice Presidents) – The maximum Annual Bonus that Company-Level Vice Presidents and Associate Vice Presidents assigned to the Business Unit shall be eligible to receive under the Plan shall be an amount equal to 16% of such Vice President or Associate Vice President’s base salary, with that 16% being comprised as follows:  12.8% from Provider Solutions Incremental Operating Income and 3.2% from Enterprise Incremental Income.  Therefore, 80% of each Vice President and Associate Vice President’s Annual Bonus is based on achieving and exceeding Provider Solutions Target Operating Income and the other 20% is based on achieving and exceeding Enterprise Target Operating Income.

•

Directors - The maximum Annual Bonus that Company-Level Directors of the Business Unit shall be eligible to receive under the Plan shall be an amount equal to 4% of such Director’s base salary, with that 4% being comprised as follows:  3.2% from WFD Incremental Operating Income and 0.8% from Enterprise Incremental Income.  Therefore, 80% of each Director’s Annual Bonus is based on achieving and exceeding WFD Target Operating Income and the other 20% is based on achieving and exceeding Enterprise Target Operating Income.  For purposes of clarity, Directors do not include members of the Board of Directors, but are management-level employees of the Company.

•

Employment Requirements – Participants in the Plan who were employed with the Company through December 31, 2018 shall be eligible to receive bonus payments, if any, under the Plan regardless of whether such employees are employed on the date such payments are actually made.  Notwithstanding the foregoing, in the case of death or disability, the participant’s pro rata share from January 1, 2018 through the date of participant’s death or disability shall be awarded.

•

Exclusions – Management with a commission based incentive compensation plan shall not be eligible to participate in the Plan.  Additionally, Management who are eligible to participate in any one of the following shall not be eligible to participate:  (i) the 2018 Executive & Corporate Management Cash Bonus Incentive Plan, or (ii) the 2018 Workforce Development Cash Bonus Incentive.

•

Company-level Vice Presidents, Associate Vice Presidents, and Directors.  Management includes all individuals who are considered to be Company-level (i.e., HealthStream enterprise-wide) Vice Presidents, Associate Vice Presidents, or Directors, as opposed to just vice presidents, associate vice presidents, and directors at the Business Unit-level.  Given that the Business Unit is comprised of several companies from different acquisitions, the working job titles of Management may differ from the Company’s standard hierarchy and have not been fully standardized.  Therefore, an individual who is considered a Director at the Company-level may have a different working job title at the Business Unit level.  A list of Company-level Vice Presidents, Associate Vice Presidents, and Directors, along with their working job title at the Business Unit level is attached hereto as Exhibit A.  This list is current as of March 15, 2018 and may be updated from time to time to reflect changes in employment (i.e., promotions, resignations, etc.)

Payout

Payouts under the Plan shall be determined as follows:

1.

Provider Solutions Incremental Operating Income will be determined by subtracting the Provider Solutions Target Operating Income from Actual Operating Income before bonuses.  The Provider Solutions Incremental Operating Income will then be multiplied by 12.8% for each Company-level Vice President and Associate Vice President and 3.2% for each Company-level Director.

2.

Enterprise Incremental Operating Income will be determined by subtracting the Enterprise Target Operating Income from Enterprise Actual Operating Income before bonuses.  The Enterprise Incremental Operating Income will then be multiplied by 3.2% for each Company-Level Vice President and Associate Vice President and 0.8% for each Company-level Director.

3.	Any such Annual Bonus made to Management pursuant to the Plan shall be payable at such time as bonuses are paid generally to executive officers of the Company.

Exhibit A

Management entitled to participate in the Plan

(current as of March 15, 2018)

Company-Level Vice Presidents:

Paul Holbel, CTO

Company-Level Associate Vice Presidents:

Roger Platt, Verity VP

Vicki Searcy, Verity VP

Company-Level Directors:

Bruce Durbin	Sr. Director, Quality & Cloud Services
Jennifer Grijalva	Director, Implementations & Upgrades
Lisa Rothmuller	Sr. Director, Client Consulting
Mark Westbrook	Sr. Director, Client Success
Purti Barve	Sr. Development Team Lead
Manshi Nawab	Data Analyst Lead
Brandi Zevenbrgern	Sr. Product Manager
Suzy Deller	AVP, Verity Customer Experience
Mark Karger	Sr. Director, Verity PMO
Sean Harvey	Sr. Manager, Data Services
Joe Deluca	Director, Verity Customer Support
Erik Vedvik	Sr. Director, Data Services
Steve Larsen	Sr. Director, Customer Support
Terry Griffith	AVP, Verity Training & Learning Solutions
Bill Locke	VP, Software Development
David Van Linge	AVP, Software Development
Sarah Moraes	Sr. Director, Verity Marketing
Scott Zoldan	VP, Software Development
Andrew Huber	Sr. Director, Professional Services
Ryan, Clay	Division Controller
Nordstrom, Tawnya	Director of Human Resources